Exhibit 10.40

Addendum Agreement

This Addendum Agreement (this “Addendum Agreement”) is made as of September 18, 2013, by and between EPE Employee Holdings II, LLC, a Delaware limited liability company (the “Transferee”), and EP Energy Corporation, a Delaware corporation (the “Company”), pursuant to the terms of that certain Stockholders Agreement, dated as of August 30, 2013, by and among the Company and those stockholders of the Company that are signatories thereto (including all exhibits and schedules thereto, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Legacy Stockholders entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company, the Legacy Stockholders and the Shares;

WHEREAS, the Company desires to issue 70,000 Class B Shares to the Transferee pursuant to and as specifically contemplated by Section 4.02(b) of the Agreement (the “Issued Shares”); and

WHEREAS, the Agreement requires that any Person to whom Shares are issued must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if it were an original party thereto and imposing the same restrictions and obligations upon the Transferee and the Issued Shares as are imposed upon the Legacy Stockholders and the Shares under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and as a condition of the purchase or receipt by the Transferee of the Issued Shares, the Transferee acknowledges and agrees as follows:

1.                                      The Transferee has received and read the Agreement and acknowledges that the Transferee is being issued the Issued Shares in accordance with and subject to the terms and conditions of the Agreement.

2.                                      By the execution and delivery of this Addendum Agreement, the Transferee represents and warrants to, and agrees with the Company that the following statements are true and correct as of the date hereof:

(a)                                 The Transferee is holding the Issued Shares for its own account solely for investment and not with a view to resale or distribution thereof other than in compliance with all applicable securities laws and the Agreement.

(b)                                 The Transferee is duly organized and validly existing under the laws of the State of Delaware.

(c)                                  Except as expressly disclosed in writing to the Company and the other Parties, the execution, delivery and performance by the Transferee of this Addendum Agreement are within the Transferee’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf, require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority on the part of the Transferee (except as expressly disclosed in writing to the Board prior to the date hereof), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Transferee is a party or by which the Transferee or any of the Transferee’s properties is bound.  This Addendum Agreement has been duly executed and delivered by the Transferee and constitutes a valid and binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, subject to the Enforceability Exceptions.

(d)                                 The Transferee acknowledges that the issuance of the Issued Shares and any related offering have not been and will not be registered under the Securities Act, and, to the extent an offer or sale is involved, are being made in reliance upon federal and state exemptions for transactions not involving a public offering.  In furtherance thereof, the Transferee represents and warrants that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and the Transferee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Issued Shares.  The Transferee agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act with respect to the offer and sale of interests in the Company.  In connection with the issuance of the Issued Shares to the Transferee, the Transferee meets all the applicable suitability standards imposed on it by applicable law.

(e)                                  The Transferee has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the Issued Shares and other matters pertaining to an investment in the Company and (ii) obtain any additional information necessary to evaluate the merits and risks of an investment in the Company that the Company can acquire without unreasonable effort or expense.  In considering its investment in the Issued Shares, the Transferee has evaluated for itself the risks and merits of such investment, and is able to bear the economic risk of such investment, including a complete loss of capital, and in addition has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or its Subsidiaries or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in the Agreement.  The Transferee has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Issued Shares are a suitable investment for such Transferee.

(f)                                   The Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Addendum Agreement by the Transferee.

3.                                      The Transferee agrees that the Issued Shares are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original Party; provided, however, that the Transferee’s joinder in the Agreement shall not constitute a joinder of the Transferee as a Party unless and until the Company executes this Addendum Agreement confirming the due joining of the Transferee as a party to the Agreement.  This Addendum Agreement shall be attached to and become a part of the Agreement.

4.                                      For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Company and the Transferee, the Company hereby issues to the Transferee the Issued Shares, including, for the avoidance of doubt, all rights, title and interest in and to the Issued Shares, with effect from the date hereof.  It is hereby confirmed by the Company that the Company has complied in all respects with the provisions of the Agreement with respect to the issuance of the Issued Shares.  The number of Issued Shares to be issued pursuant to this Addendum Agreement, are as follows:

Number of Issued Shares

70,000 Class B Shares

5.                                      The Transferee hereby agrees to accept the Issued Shares and hereby agrees and consents to become a Party and hereby is admitted as a Party.

6.                                      Any notice, request or other communication required or permitted to be delivered to the Transferee pursuant to the Agreement shall be given to the Transferee at the address and/or facsimile number listed beneath the Transferee’s signature below.

7.                                      This Addendum Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

THE COMPANY:	EP ENERGY CORPORATION

	By:	/s/ Brent J. Smolik
		Name:	Brent J. Smolik
		Title:	President and Chief Executive Officer

TRANSFEREE:	EPE EMPLOYEE HOLDINGS II, LLC

	By:	EP Energy Corporation, its managing member

	By:	/s/ Marguerite N. Woung-Chapman
		Name:	Marguerite N. Woung-Chapman
		Title:	Senior Vice President

Address:

EPE Employee Holdings II, LLC
c/o Apollo Management VII, L.P.
Apollo Commodities Management, L.P., with respect to Series I
9 West 57th Street
New York, NY 10019
Attention: Gregory Beard and Laurie Medley
Telecopier: (212) 515-3288

Signature Page to Addendum Agreement (EEH II)